UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

SRX GLOBAL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40477	81-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 US Highway 1 North Palm Beach, FL	33408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number: (212) 896-1254

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 6, 2026, SRX Global Inc., a Delaware corporation formerly known as SRx Health Solutions, Inc. (the “Company” or “SRX”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CERo Therapeutics Holdings, Inc., a Delaware corporation (“Holdings”). Subject to the terms and conditions of the Purchase Agreement, the Company will acquire from Holdings all of the outstanding capital stock of CERo Therapeutics, Inc., Holdings’ wholly owned operating subsidiary (the “Subsidiary”), which acquisition is referred to herein as the “Transaction.” Upon completion of the Transaction (the “Closing”), the Subsidiary will become a wholly owned subsidiary of the Company. In connection with the signing of the Purchase Agreement, the maturity date of the Consolidated Senior Secured Promissory Note entered into on August 27, 2026 (the “Consolidated Note”) will be extended to the date that is five (5) business days following the earlier of the Closing Date or the valid termination of the Purchase Agreement pursuant to its terms.

The following descriptions of the Purchase Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

Consideration

At Closing, the Company will (i) issue to Holdings shares of the Company’s common stock determined by dividing $1,000,000.00 by the lower of (a) the closing price of the Company’s common stock on the NYSE American on the trading day immediately preceding the date of the Purchase Agreement and (b) the 20-day volume-weighted average price (“VWAP”) of the Company’s common stock on the NYSE American ending on such date, subject to adjustment for specified changes in the Company’s capital structure; (ii) forgive, cancel and discharge all obligations under the Consolidated Note (in the original principal amount of up to $11,666,108.77) and related loan documents (which as of the date of this Report, has an outstanding principal balance of $8,249,643.77), plus accrued and unpaid interest, fees and expenses; and (iii) assume the liabilities specified in the Purchase Agreement and related assumption agreement in the amount of approximately $1,562,000, with the Company agreeing to defend, indemnify and hold harmless Holdings and its past, present and future officers and directors from and against any and all claims, liabilities and expenses arising out of or resulting from the assumed liabilities. The debt discharge will be accompanied by termination of the related Pledge Agreement, Security Agreement and Company Guaranty and releases of liens securing the obligations represented by the Consolidated Note on the Subsidiary’s stock and assets.

Go-Shop and Superior Proposals

The Purchase Agreement provides for a 30-day go-shop period beginning on the signing date and ending thirty (30) days from the signing date (the “Go-Shop Period”). During this period, Holdings and its representatives may actively solicit, initiate, facilitate and encourage alternative acquisition proposals and provide nonpublic information under acceptable confidentiality agreements. Holdings has retained Joseph Gunnar & Co., LLC to conduct the go-shop process. Holdings is required to notify the Company within 24 hours after receipt of an acquisition proposal during the Go-Shop Period, identify the bidder and summarize the material terms, and keep the Company reasonably informed of material developments.

If Holdings receives a Superior Proposal before the Go-Shop Period expires, the Purchase Agreement provides up to 45 additional days after the go-shop end date to negotiate such proposal and execute a definitive agreement. A “Superior Proposal” must, among other requirements, be a bona fide written proposal that the Holdings board of directors determines in good faith, after consultation with its financial advisor and outside counsel, is more favorable to Holdings than the Transaction, taking into account any revisions proposed by the Company. The proposal must not be subject to third-party financing and must require consummation no later than March 15, 2027. A qualifying alternative acquisition proposal must also contemplate full repayment of Holdings’ obligations under the Consolidated Note and related security documents, release of the related liens and payment of the applicable termination fee to the Company.

2

After the Go-Shop Period, the Purchase Agreement restricts further solicitation, information sharing and negotiations by Holdings, subject to negotiation of any Superior Proposal received during the Go-Shop Period and a fiduciary exception for qualifying unsolicited written proposals. Before terminating the Purchase Agreement to enter into an agreement for a Superior Proposal, Holdings must comply with the applicable procedures, including providing the Company with at least three business days’ prior written notice and, if requested, engaging in good-faith negotiations regarding revisions offered by the Company. A material amendment to the competing proposal requires a new two-business-day notice period. The Holdings board must determine that the competing proposal remains superior after considering the Company’s proposed revisions, and Holdings must pay the applicable termination fee in connection with such termination.

There can be no assurance that the go-shop process will not result in a Superior Proposal or that the Transaction will be completed.

Termination rights and reciprocal termination fees

The Purchase Agreement may be terminated in specified circumstances, including by mutual agreement, upon a final legal prohibition, for specified uncured breaches, or if Closing has not occurred by the applicable outside date. Holdings may also terminate to enter into an agreement for a Superior Proposal in compliance with the go-shop procedures, and the Buyer may terminate for a breach of the go-shop provisions or an adverse change in the Holdings board’s recommendation.

Holdings is required to pay a $750,000 termination fee in the circumstances specified in the Purchase Agreement, including if the Purchase Agreement is terminated in connection with Holdings’ acceptance of a Superior Proposal or by the Buyer following certain breaches of the go-shop provisions or an adverse recommendation change. The fee may also become payable following certain terminations relating to the outside date or a breach by Holdings if a qualifying acquisition proposal was outstanding and Holdings enters into an agreement for, or completes, an alternative acquisition within 12 months following termination.

SRX may also be required to pay Holdings $750,000 if the Purchase Agreement is terminated in specified circumstances involving SRX’s failure to fund or deliver the required consideration after the conditions to the Buyer’s obligations to consummate the Transaction have been satisfied, subject to the applicable termination and cure provisions of the Purchase Agreement.

The Purchase Agreement also provides for reimbursement of up to $100,000 of the Buyer’s reasonable, documented transaction expenses following certain Company-breach terminations, with amounts paid credited against a subsequently payable Company termination fee. Subject to the Purchase Agreement, Holdings may elect specific performance instead of the reverse termination fee, and fraud and willful-breach remedies are preserved.

Closing Conditions

The Closing of the Transaction is conditioned upon the Company’s acquisition of the shares of Holdings’ Series C, Series D and Series E preferred stock.

The Closing is also conditioned upon the holders of Holdings’ Series A preferred stock holding the requisite percentage or amount of such preferred stock providing the applicable waivers or consents and/or converting their Series A preferred stock into Holdings common stock, in each case as specified in the transaction documents.

In evaluating arrangements to satisfy the Series A preferred stock closing condition, discussions have occurred regarding potential minority equity participation in a post-closing acquisition entity; any such arrangements, if finalized, remain subject to definitive documentation, mutual agreement with the applicable preferred holders and review by the Special Committee.

3

Completion of the Transaction remains subject to the satisfaction or permitted waiver of the applicable closing conditions, including specified consents, the accuracy of representations and warranties, material compliance with covenants, the absence of specified material adverse effects, the preferred stock arrangements described above and delivery of the required transaction documents. Holdings’ conditions include the Company’s funding of the required advances and delivery of the registration rights agreement providing for registration of the resale of the Company’s shares issued to Holdings or their subsequent distribution to Holdings’ stockholders, and requiring the Company to use commercially reasonable efforts to obtain and maintain the effectiveness of the applicable registration statements, subject to the terms of that agreement. The Company’s obligations are not subject to a financing condition.

The Purchase Agreement contemplates Closing on the first business day following the end of the Go-Shop Period on which the closing conditions are satisfied or waived, unless the parties agree otherwise in writing, subject to the applicable Superior Proposal provisions.

The Purchase Agreement contains representations, warranties and covenants, including restrictions on the Subsidiary’s conduct before Closing. It contemplates employment agreements with certain key employees, 180-day lock-up agreements for specified recipients of consideration shares and registration rights relating to the Company’s shares.

Pursuant to the Purchase Agreement, Holdings may obtain, at its cost and expense, a prepaid “tail” directors’ and officers’ liability insurance policy covering current and former directors and officers of Holdings and the Subsidiary, funded in part from funds previously set aside by Holdings for such purpose. In addition, the Company has unconditionally guaranteed all indemnification, advancement and exculpation obligations of the Subsidiary, and effective upon the Closing, the Company, on behalf of itself, its affiliates and the acquired Subsidiary, has agreed to deliver a comprehensive mutual release extinguishing all pre-closing claims and liabilities against Holdings and its current and former officers, directors, employees and advisors, with such individuals designated as express third-party beneficiaries entitled to enforce such protections directly.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, filed as Exhibit 10.1 to this report and incorporated herein by reference.

Forward looking statements

This report contains forward-looking statements concerning the proposed Transaction, the go-shop process, potential alternative proposals, anticipated funding and debt relief, the allocation of liabilities, preferred stock arrangements and the timing of Closing. These statements reflect current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Those risks include failure to complete either the Transaction or an alternative transaction; inability to obtain required consents or creditor settlements; financing and liquidity constraints; debt maturity, default and enforcement risks; changes in the value or liquidity of SRX shares; and disruption to the Subsidiary’s operations, personnel, development activities and business relationships. Additional risks are described in Holdings’ filings with the SEC. Holdings undertakes no obligation to update these statements except as required by law.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated October 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRX Global Inc.

Dated: October 7, 2026	By:	/s/ Carolina Martinez
Carolina Martinez
Chief Financial Officer

5